FOR IMMEDIATE RELEASE

PENSKE AUTOMOTIVE REPORTS RECORD FOURTH QUARTER AND FULL YEAR RESULTS

Full Year Income From Continuing Operations of $343.9 Million and Earnings Per Share of $4.00

Q4 Income from Continuing Operations of $82.5 Million and Earnings Per Share of $0.97

Q4 Adjusted Income from Continuing Operations of $77.4 Million and
Adjusted Earnings Per Share of $0.91

Fourth Quarter 2016	Twelve Months 2016
Revenue Decreases 0.7% to $4.9 Billion, Excluding Foreign Exchange Increases 5.7%	Revenue Increases 4.3% to $20.1 Billion, Excluding Foreign Exchange Increases 8.6%
Same-Store Retail Revenue Decreases 3.8%, Excluding Foreign Exchange Increases 2.8%	Same-Store Retail Revenue Decreases 0.6%, Excluding Foreign Exchange Increases 3.8%
Adjusted Income from Continuing Operations Attributable to Common Shareholders Increases 6.5% to $77.4 Million, Excluding Foreign Exchange Increases 12.0%	Adjusted Income from Continuing Operations Attributable to Common Shareholders Increases 2.8% to $338.8 Million, Excluding Foreign Exchange Increases 7.4%
Adjusted Earnings Per Share from Continuing Operations Attributable to Common Shareholders Increases 12.3% to $0.91, Excluding Foreign Exchange Increases 18.5%	Adjusted Earnings Per Share from Continuing Operations Attributable to Common Shareholders Increases 7.1% to $3.93, Excluding Foreign Exchange Increases 12.0%

BLOOMFIELD HILLS, MI, February 7, 2016 – Penske Automotive Group, Inc. (NYSE:PAG), an international transportation services company, announced today record fourth quarter and full-year results. For the three months ended December 31, 2016, income from continuing operations attributable to common shareholders increased 13.5% to $82.5 million, and related earnings per share increased 19.8% to $0.97, when compared to the same period last year. Income from continuing operations and earnings per share include a $5.1 million income tax benefit from the revaluation of a deferred tax liability on our Premier Truck Group investment. Excluding the $5.1 million income tax benefit, adjusted income from continuing operations increased 6.5% to $77.4 million, and related earnings per share increased 12.3% to $0.91.

For the three months ended December 31, 2016, total automotive retail units increased 1.8% while revenue decreased 0.7% to $4.9 billion and same-store retail revenue declined 3.8%. Excluding foreign exchange, total revenue increased 5.7% and same-store retail revenue increased 2.8%. Foreign exchange rates negatively impacted revenues by approximately $313 million, income from continuing operations by $4 million, and earnings per share attributable to common shareholders by $0.05 for the three months ended December 31, 2016.

Commenting on the company’s results, Penske Automotive Group Chairman Roger S. Penske said, “The recently completed year was the best in the history of our company. In addition to achieving new performance records, we took meaningful steps to expand, enhance and further diversify our business through strategic investments and acquisitions, particularly within the used vehicle market in both the U.S. and U.K.” Penske continued, “In the fourth quarter, our retail automotive business continued to perform well and I was particularly pleased to see increases in new vehicle, used vehicle and finance & insurance gross profit per vehicle retailed when excluding foreign exchange.”

For the twelve months ended December 31, 2016, total automotive units retailed increased 5.8% while revenue increased 4.3% to $20.1 billion, and same-store retail revenue declined 0.6%. Excluding foreign exchange, total revenue increased 8.6% to $20.9 billion and same-store retail revenue increased 3.8%. Income from continuing operations attributable to common shareholders increased 4.3% to $343.9 million, and related earnings per share increased 9.0% to $4.00 when compared to the same period last year. Income from continuing operations and earnings per share include a $5.1 million income tax benefit from the revaluation of a deferred tax liability on our Premier Truck Group investment. Excluding the $5.1 million income tax benefit, adjusted income from continuing operations attributable to common shareholders increased 2.8% to $338.8 million and related earnings per share increased 7.1% to $3.93 when compared to the same period last year. Foreign exchange rates negatively impacted revenues by approximately $827 million, income from continuing operations by $15 million, and earnings per share attributable to common shareholders by $0.18 for the twelve months ended December 31, 2016.

Automotive Retail Highlights of the Fourth Quarter — Note: f/x = foreign exchange

Retail Unit Sales +1.8% to 112,129

New unit retail sales +4.0%
Used unit retail sales -0.8%

Same-Store Retail Unit Sales -2.2% to 106,948

New unit retail sales -0.3%
Used unit retail sales -4.3%

Same-Store Retail Revenue -3.8%; excluding f/x +2.8%

New -3.3%; Used -6.0%; Finance & Insurance -2.8%; Service and Parts -0.2%
Excluding f/x: New +2.5%; Used +2.4%; Finance & Insurance +4.0%; Service and Parts +4.8%

Average Gross Profit Per Unit

New $2,988, -$62/unit; Gross Margin 7.9%, flat

Excluding f/x $3,189, +$139/unit

Used $1,472, +$50/unit; Gross Margin 5.5%, +30 basis points

Excluding f/x $1,580, +$158/unit

Finance & Insurance $1,087, -$23/unit

Excluding f/x $1,164, +$54/unit

Retail Commercial Truck Operations

The company operates twenty locations in the U.S. and Canada under the “Premier Truck Group” brand name, offering primarily the Freightliner and Western Star brands. For the three and twelve months ended December 31, 2016, Premier Truck Group retailed 1,562 and 7,110 units, generated $218.4 million and $1.0 billion of revenue, and $33.2 million and $142.9 million of gross profit, respectively, principally through the retail sale of new/used medium and heavy-duty trucks and service/parts sales. Service and parts gross profit represents approximately 82% and 79% of total Premier Truck Group gross profit for the three and twelve months ended December 31, 2016, respectively.

Penske Truck Leasing

In July 2016, the company acquired an additional 14.4% interest in Penske Truck Leasing Co., L.P. (“PTL”), a leading provider of full-service truck leasing, truck rental, contract maintenance and logistics services, bringing our ownership interest to 23.4%. PTL’s revenue in 2016 was $6.4 billion. PTL has $8.3 billion in revenue earning equipment assets and generated $2.3 billion in earnings before interest, taxes, depreciation and amortization in 2016. We account for our ownership interest in PTL using the equity method of accounting and accordingly recorded $25.0 million and $61.6 million in earnings as part of equity in earnings of affiliates for the three and twelve months ended December 31, 2016, respectively.

Acquisitions and Open Points

During the twelve months ended December 31, 2016, the company had acquisitions or opened new dealerships representing approximately $700 million in estimated annual revenue. Subsequent to December 31, 2016, the company completed the acquisition of U.S.-based CarSense, a specialty retailer of used vehicles, which is expected to generate $350 million in estimated annual revenue and accretion of $0.07 to $0.09 in earnings per share on an annualized basis.

Additionally, in January 2017, the company announced that it has signed an agreement to acquire CarShop, one of the U.K.’s leading retailers of used vehicles. CarShop has five large-scale retail locations operating in Cardiff, Swindon, Northampton, Norwich and Doncaster, plus a 15-acre vehicle preparation center. The acquisition is subject to certain conditions and is expected to close by the end of the first quarter of 2017. CarShop is expected to generate estimated annualized revenue of approximately $340 million with accretion estimated to be $0.07 to $0.09 per share on an annualized basis.

Share Repurchases

During the twelve months ended December 31, 2016, the company acquired 4.5 million shares of its common stock for approximately $167.9 million. As of December 31, 2016, the company has a remaining share repurchase authorization of approximately $32.1 million.

Conference Call

Penske Automotive will host a conference call discussing financial results relating to the fourth quarter of 2016 on Tuesday, February 7, 2017, at 2:00 p.m. Eastern Standard Time. To listen to the conference call, participants must dial (800) 553-5275 — [International, please dial (612) 332-0530]. The call will also be simultaneously broadcast over the Internet through the Investor Relations section of the Penske Automotive Group website. Additionally, an investor presentation relating to the fourth quarter 2016 financial results has been posted to the company’s website. To access the presentation or to listen to the company’s webcast, please refer to www.penskeautomotive.com.

About Penske Automotive

Penske Automotive Group, Inc., (NYSE:PAG) headquartered in Bloomfield Hills, Michigan, is an international transportation services company that operates automotive and commercial truck dealerships principally in the United States, Canada, and Western Europe, and distributes commercial vehicles, diesel engines, gas engines, power systems and related parts and services principally in Australia and New Zealand. PAG employs more than 24,000 people worldwide and is a member of the Fortune 500 and Russell 2000. For additional information, visit the company’s website at www.penskeautomotive.com.

Non-GAAP Financial Measures

This release contains certain non-GAAP financial measures as defined under SEC rules, such as adjusted income from continuing operations and related earnings per share, and earnings before interest, taxes, depreciation and amortization (“EBITDA”). The company has reconciled these measures to the most directly comparable GAAP measures in the release. The company believes that these widely accepted measures of operating profitability improve the transparency of the company’s disclosures and provide a meaningful presentation of the company’s results from its core business operations excluding the impact of items not related to the company’s ongoing core business operations, and improve the period-to-period comparability of the company’s results from its core business operations. These non-GAAP financial measures are not substitutes for GAAP financial results, and should only be considered in conjunction with the company’s financial information that is presented in accordance with GAAP.

Caution Concerning Forward Looking Statements

Statements in this press release may involve forward-looking statements, including forward-looking statements regarding Penske Automotive Group, Inc.’s future sales, earnings, and our ability to consummate certain transactions. Actual results may vary materially because of risks and uncertainties that are difficult to predict. These risks and uncertainties include, among others: fulfillment of closing conditions on announced acquisitions, economic conditions generally, conditions in the credit markets and changes in interest rates and foreign currency exchange rates, adverse conditions affecting a particular manufacturer, including the adverse impact to the vehicle and parts supply chain due to natural disasters, recall or other disruptions that interrupt the supply of vehicles or parts to us, changes in consumer credit availability, the outcome of legal and administrative matters, and other factors over which management has limited control. These forward-looking statements should be evaluated together with additional information about Penske Automotive’s business, markets, conditions and other uncertainties, which could affect Penske Automotive’s future performance. These risks and uncertainties are addressed in Penske Automotive’s Form 10-K for the year ended December 31, 2015, and its other filings with the Securities and Exchange Commission (“SEC”). This press release speaks only as of its date, and Penske Automotive disclaims any duty to update the information herein.

Find a vehicle: http://www.penskecars.com
Engage Penske Automotive: http://www.penskesocial.com
Like Penske Automotive on Facebook: https://facebook.com/PenskeCars
Follow Penske Automotive on Twitter: https://twitter.com/Penskecarscorp
Visit Penske Automotive on YouTube: http://www.youtube.com/penskecars

Inquiries should contact:

J.D. Carlson Executive Vice President and Chief Financial Officer Penske Automotive Group, Inc. 248-648-2810 jcarlson@penskeautomotive.com	Anthony R. Pordon Executive Vice President Investor Relations and Corporate Development Penske Automotive Group, Inc. 248-648-2540 tpordon@penskeautomotive.com

# # #

PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Condensed Statements of Income
(Amounts In Millions, Except Per Share Data)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
			Increase/			Increase/
	2016	2015	(Decrease)	2016	2015	(Decrease)
Revenue	$4,887.8	$4,921.3	(0.7%)	$20,118.5	$19,284.9	4.3%
Cost of Sales	4,160.5	4,204.2	(1.0%)	17,151.9	16,417.4	4.5%

Gross Profit	727.3	717.1	1.4%	2,966.6	2,867.5	3.5%
SG&A Expenses	579.2	570.7	1.5%	2,302.0	2,223.0	3.6%
Depreciation	22.9	20.3	12.8%	89.7	78.0	15.0%

Operating Income	$125.2	$126.1	(0.7%)	$574.9	$566.5	1.5%
Floor Plan Interest Expense	(13.1)	(11.8)	11.0%	(50.9)	(44.5)	14.4%
Other Interest Expense	(23.6)	(20.4)	15.7%	(85.4)	(69.4)	23.1%
Equity in Earnings of Affiliates	26.4	9.6	175.0%	69.5	39.3	76.8%
Income from Continuing Operations Before Income Taxes	$114.9	$103.5	11.0%	$508.1	$491.9	3.3%
Income Taxes	(32.3)	(29.8)	8.4%	(160.7)	(158.0)	1.7%

Income from Continuing Operations	$82.6	$73.7	12.1%	$347.4	$333.9	4.0%
Income/(Loss) from Discontinued Operations, net of tax	0.1	(2.4)	nm	(1.0)	(3.5)	(71.4%)

Net Income	$82.7	$71.3	16.0%	$346.4	$330.4	4.8%
Less: Income Attributable to Non-Controlling Interests	0.1	1.0	nm	3.5	4.3	(18.6%)

Net Income Attributable to Common Shareholders	$82.6	$70.3	17.5%	$342.9	$326.1	5.2%

Amounts Attributable to Common Shareholders:
Reported Income from Continuing Operations	$82.6	$73.7	12.1%	$347.4	$333.9	4.0%
Less: Income Attributable to Non-Controlling Interests	0.1	1.0	nm	3.5	4.3	(18.6%)

Income from Continuing Operations, net of tax	$82.5	$72.7	13.5%	$343.9	$329.6	4.3%
Income/(Loss) from Discontinued Operations, net of tax	0.1	(2.4)	nm	(1.0)	(3.5)	nm

Net Income Attributable to Common Shareholders	$82.6	$70.3	17.5%	$342.9	$326.1	5.2%

Income from Continuing Operations Per Share	$0.97	$0.81	19.8%	$4.00	$3.67	9.0%

Income Per Share	$0.97	$0.78	24.4%	$3.99	$3.63	9.9%

Weighted Average Shares Outstanding	85.2	89.8	(5.1%)	86.0	89.8	(4.2%)

nm – not meaningful

PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Condensed Balance Sheets
(Amounts In Millions)
(Unaudited)

	December 31,	December 31,
	2016	2015
Assets:
Cash and Cash Equivalents	$24.0	$62.4
Accounts Receivable, Net	879.0	782.3
Inventories	3,408.2	3,463.5
Other Current Assets	102.0	85.6
Assets Held for Sale	8.3	12.7

Total Current Assets	4,421.5	4,406.5
Property and Equipment, Net	1,806.5	1,520.1
Intangibles	1,711.4	1,731.2
Other Long-Term Assets	921.7	355.6

Total Assets	$8,861.1	$8,013.4

Liabilities and Equity:
Floor Plan Notes Payable	$2,084.5	$2,247.2
Floor Plan Notes Payable – Non-Trade	1,233.3	1,132.4
Accounts Payable	497.4	493.8
Accrued Expenses	360.0	378.1
Current Portion Long-Term Debt	48.3	28.0
Liabilities Held for Sale	6.1	6.2

Total Current Liabilities	4,229.6	4,285.7
Long-Term Debt	1,828.8	1,247.0
Other Long-Term Liabilities	1,023.2	645.8

Total Liabilities	7,081.6	6,178.5
Equity	1,779.5	1,834.9

Total Liabilities and Equity	$8,861.1	$8,013.4

PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Operations
Selected Data
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Geographic Revenue Mix:
North America	63%	62%	60%	61%
U.K.	29%	31%	32%	33%
Other International	8%	7%	8%	6%

Total	100%	100%	100%	100%

Revenue: (Amounts in Millions)
Retail Automotive	$4,551.4	$4,568.8	$18,673.2	$17,896.3
Retail Commercial Trucks	218.4	241.0	1,000.7	944.1
Commercial Vehicles Australia/Power Systems and Other	118.0	111.5	444.6	444.5

Total	$4,887.8	$4,921.3	$20,118.5	$19,284.9

Gross Profit: (Amounts in Millions)
Retail Automotive	$663.1	$653.7	$2,704.8	$2,608.0
Retail Commercial Trucks	33.2	35.9	142.9	147.0
Commercial Vehicles Australia/Power Systems and Other	31.0	27.5	118.9	112.5

Total	$727.3	$717.1	$2,966.6	$2,867.5

Gross Margin:
Retail Automotive	14.6%	14.3%	14.5%	14.6%
Retail Commercial Trucks	15.2%	14.9%	14.3%	15.6%
Commercial Vehicles Australia/Power Systems and Other	26.3%	24.7%	26.7%	25.3%

Total	14.9%	14.6%	14.7%	14.9%

PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Operations
Selected Data
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
			Increase/			Increase/
	2016	2015	(Decrease)	2016	2015	(Decrease)
Operating Items as a Percentage of Revenue:
Gross Profit	14.9%	14.6%	30 bps	14.7%	14.9%	(20 bps)
Selling, General and Administrative Expenses	11.8%	11.6%	20 bps	11.4%	11.5%	(10 bps)
Operating Income	2.6%	2.6%	—	2.9%	2.9%	—
Inc. From Cont. Ops. Before Inc. Taxes	2.4%	2.1%	30 bps	2.5%	2.6%	(10 bps)
Operating Items as a Percentage of Total Gross Profit:
Selling, General and Administrative Expenses	79.6%	79.6%	—	77.6%	77.5%	10 bps
Operating Income	17.2%	17.6%	(40 bps)	19.4%	19.8%	(40 bps)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2016	2015	Increase/ (Decrease)	2016	2015	Increase/ (Decrease)
(Amounts in Millions)
EBITDA*	$ 161.4	$ 144.2	11.9%	$683.2	$639.3	6.9%
Floorplan Credits	$10.2	$8.2	24.4%	$39.5	$32.0	23.4%
Rent Expense	$52.3	$51.9	0.8%	$206.6	$201.8	2.4%

*	See the following Non-GAAP reconciliation table.

PENSKE AUTOMOTIVE GROUP, INC.
Retail Automotive Operations
Selected Data
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Retail Automotive Units:
New Retail	62,786	60,364	249,695	233,524
Used Retail	49,343	49,741	207,556	198,459

Total	112,129	110,105	457,251	431,983

Retail Automotive Revenue: (Amounts in Millions)
New Vehicles	$2,368.7	$2,338.4	$9,547.1	$9,208.9
Used Vehicles	1,332.2	1,364.8	5,663.7	5,425.5
Finance and Insurance, Net	121.9	122.2	495.0	478.3
Service and Parts	482.1	472.9	1,948.6	1,830.7
Fleet and Wholesale	246.5	270.5	1,018.8	952.9

Total Revenue	$4,551.4	$4,568.8	$18,673.2	$17,896.3

Retail Automotive Gross Profit: (Amounts in Millions)
New Vehicles	$187.6	$184.2	$733.8	$706.9
Used Vehicles	72.7	70.7	330.5	328.3
Finance and Insurance, Net	121.9	122.2	495.0	478.3
Service and Parts	278.7	273.7	1,129.7	1,084.0
Fleet and Wholesale	2.2	2.9	15.8	10.5

Total Gross Profit	$663.1	$653.7	$2,704.8	$2,608.0

Retail Automotive Revenue Per Vehicle Retailed:
New Vehicles	$37,726	$38,738	$38,235	$39,434
Used Vehicles	26,999	27,439	27,287	27,338
Retail Automotive Gross Profit Per Vehicle Retailed:
New Vehicles	$2,988	$3,050	$2,939	$3,027
Used Vehicles	1,472	1,422	1,592	1,654
Finance & Insurance	1,087	1,110	1,082	1,107

PENSKE AUTOMOTIVE GROUP, INC.
Retail Automotive Operations
Selected Data
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Retail Automotive Revenue Mix Percentages:
New Vehicles	52.0%	51.2%	51.1%	51.5%
Used Vehicles	29.3%	29.9%	30.3%	30.3%
Finance and Insurance, Net	2.7%	2.7%	2.7%	2.7%
Service and Parts	10.6%	10.4%	10.4%	10.2%
Fleet and Wholesale	5.4%	5.8%	5.5%	5.3%

Total	100.0%	100.0%	100.0%	100.0%

Retail Automotive Gross Profit Mix Percentages:
New Vehicles	28.3%	28.2%	27.1%	27.1%
Used Vehicles	11.0%	10.8%	12.2%	12.6%
Finance and Insurance, Net	18.4%	18.7%	18.3%	18.3%
Service and Parts	42.0%	41.9%	41.8%	41.6%
Fleet and Wholesale	0.3%	0.4%	0.6%	0.4%

Total	100.0%	100.0%	100.0%	100.0%

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
			Increase/			Increase/
	2016	2015	(Decrease)	2016	2015	(Decrease)
Retail Automotive Gross Margin:
New Vehicles	7.9%	7.9%	—	7.7%	7.7%	—
Used Vehicles	5.5%	5.2%	30 bps	5.8%	6.1%	(30 bps)
Service and Parts	57.8%	57.9%	(10 bps)	58.0%	59.2%	(120 bps)
Fleet and Wholesale	0.9%	1.1%	(20 bps)	1.6%	1.1%	50 bps

Total Gross Margin	14.6%	14.3%	30 bps	14.5%	14.6%	(10 bps)

PENSKE AUTOMOTIVE GROUP, INC.

Retail Automotive Operations
Selected Data
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Retail Automotive Revenue Mix:
Premium:
BMW / MINI	25%	27%	25%	27%
Audi	14%	13%	14%	13%
Mercedes-Benz	10%	10%	10%	10%
Land Rover	6%	7%	6%	6%
Porsche	6%	5%	6%	5%
Lexus	4%	4%	4%	4%
Ferrari / Maserati	3%	2%	3%	3%
Acura	1%	1%	1%	1%
Bentley	1%	1%	1%	1%
Others	2%	2%	2%	2%

Total Premium	72%	72%	72%	72%
Volume Non-U.S.:
Toyota	11%	11%	11%	11%
Honda	7%	7%	7%	7%
Volkswagen	3%	3%	3%	3%
Nissan	1%	1%	1%	1%
Others	2%	2%	2%	2%

Total Volume Non-U.S.	24%	24%	24%	24%
U.S.:
General Motors / Chrysler / Ford	4%	4%	4%	4%

Total	100%	100%	100%	100%

Retail Automotive Geographic Revenue Mix:
U.S.	63%	61%	59%	61%
U.K.	31%	33%	35%	36%
Other International	6%	6%	6%	3%

Total	100%	100%	100%	100%

Retail Automotive Geographic Gross Profit Mix:
U.S.	66%	64%	63%	64%
U.K.	28%	31%	31%	33%
Other International	6%	5%	6%	3%

Total	100%	100%	100%	100%

PENSKE AUTOMOTIVE GROUP, INC.
Retail Automotive Operations
Same-Store
Selected Data
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Retail Automotive Same-Store Units:
New Retail	59,573	59,779	229,401	227,138
Used Retail	47,375	49,529	191,234	192,093

Total	106,948	109,308	420,635	419,231

Retail Automotive Same-Store Revenue: (Amounts in Millions)
New Vehicles	$2,240.2	$2,316.5	$8,941.3	$9,065.5
Used Vehicles	1,278.8	1,360.6	5,267.0	5,295.7
Finance and Insurance, Net	118.4	121.8	483.8	476.3
Service and Parts	469.1	470.2	1,830.3	1,790.8
Fleet and Wholesale	233.3	268.9	959.6	945.9

Total Revenue	$4,339.8	$4,538.0	$17,482.0	$17,574.2

Retail Automotive Same-Store Gross Profit: (Amounts in Millions)
New Vehicles	$176.7	$182.3	$662.9	$685.9
Used Vehicles	70.4	70.5	310.2	325.9
Finance and Insurance, Net	118.4	121.8	483.8	476.3
Service and Parts	271.1	272.5	1,073.9	1,068.9
Fleet and Wholesale	1.8	2.9	14.4	10.4

Total Gross Profit	$638.4	$650.0	$2,545.2	$2,567.4

Retail Automotive Same-Store Revenue Per Vehicle Retailed:
New Vehicles	$37,604	$38,750	$38,977	$39,912
Used Vehicles	26,992	27,470	27,542	27,568
Retail Automotive Same-Store Gross Profit Per Vehicle Retailed:
New Vehicles	$2,966	$3,050	$2,890	$3,020
Used Vehicles	1,486	1,424	1,622	1,696
Finance & Insurance	1,107	1,115	1,150	1,136

PENSKE AUTOMOTIVE GROUP, INC.
Retail Commercial Truck Operations
Selected Data
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Retail Commercial Truck Units:
New Retail	1,302	1,622	6,079	5,864
Used Retail	260	233	1,031	1,113

Total	1,562	1,855	7,110	6,977

Retail Commercial Truck Revenue: (Amounts in Millions)
New Vehicles	$128.0	$154.1	$625.5	$572.5
Used Vehicles	13.2	12.0	51.8	58.7
Finance and Insurance, Net	1.8	1.7	7.3	6.7
Service and Parts	73.8	70.0	306.0	286.0
Lease, Rental & Wholesale	1.6	3.2	10.1	20.2

Total Revenue	$218.4	$241.0	$1,000.7	$944.1

Retail Commercial Truck Gross Profit: (Amounts in Millions)
New Vehicles	$4.4	$7.2	$23.1	$26.8
Used Vehicles	(0.4)	0.6	(1.7)	5.4
Finance and Insurance, Net	1.8	1.7	7.3	6.7
Service and Parts	27.5	26.1	113.2	105.5
Lease, Rental & Wholesale	(0.1)	0.3	1.0	2.6

Total Gross Profit	$33.2	$35.9	$142.9	$147.0

Retail Commercial Truck Revenue Per Vehicle Retailed:
New Vehicles	$98,292	$95,020	$102,892	$97,629
Used Vehicles	51,121	51,295	50,276	52,775
Retail Commercial Truck Gross Profit Per Vehicle Retailed:
New Vehicles	$3,451	$4,411	$3,808	$4,576
Used Vehicles	(1,463)	2,398	(1,626)	4,810
Finance & Insurance	1,124	932	1,021	966

PENSKE AUTOMOTIVE GROUP, INC.
Retail Commercial Truck Operations
Same-Store
Selected Data
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Retail Commercial Truck Same-Store Units:
New Retail	1,090	1,622	2,445	3,763
Used Retail	238	233	880	1,044

Total	1,328	1,855	3,325	4,807

Retail Commercial Truck Same-Store Revenue: (Amounts in Millions)
New Vehicles	$104.3	$154.1	$274.2	$397.0
Used Vehicles	12.4	12.0	44.4	55.4
Finance and Insurance, Net	1.6	1.7	5.7	6.3
Service and Parts	64.6	70.0	214.7	221.2
Lease, Rental & Wholesale	1.4	3.2	7.6	16.7

Total Revenue	$184.3	$241.0	$546.6	$696.6

Retail Commercial Truck Same-Store Gross Profit: (Amounts in Millions)
New Vehicles	$4.1	$7.2	$12.9	$21.4
Used Vehicles	(0.5)	0.6	(0.7)	5.2
Finance and Insurance, Net	1.6	1.7	5.7	6.3
Service and Parts	24.6	26.1	86.4	88.0
Lease, Rental & Wholesale	(0.1)	0.3	0.8	2.2

Total Gross Profit	$29.7	$35.9	$105.1	$123.1

Retail Commercial Truck Same-Store Revenue Per Vehicle Retailed:
New Vehicles	$95,711	$95,020	$112,163	$105,515
Used Vehicles	52,197	51,295	50,443	53,027
Retail Commercial Truck Same-Store Gross Profit Per Vehicle Retailed:
New Vehicles	$3,775	$4,411	$5,268	$5,672
Used Vehicles	(1,956)	2,398	(829)	4,975
Finance & Insurance	1,171	932	1,715	1,312

PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Non-GAAP Reconciliations
(Unaudited)

The following tables reconcile reported income from continuing operations and earnings per share to adjusted income from continuing operations and adjusted earnings per share for the three months and twelve months ended December 31, 2016 and 2015:

Income from Continuing Operations:

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
(Amounts in Millions)	2016	2015	Increase/ (Decrease)	2016	2015	Increase/ (Decrease)
Income from Continuing Operations	$82.5	$72.7	13.5%	$343.9	$329.6	4.3%
Less: Income tax benefit (1)	(5.1)	—	nm	(5.1)	—	nm

Adjusted Income from Continuing Operations	$77.4	$72.7	6.5%	$338.8	$329.6	2.8%

Earnings Per Share:

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2016	2015	Increase/ (Decrease)	2016	2015	Increase/ (Decrease)
Earnings Per Share from Continuing Operations	$0.97	$0.81	19.8%	$4.00	$3.67	9.0%
Less: Income tax benefit (1)	(0.06)	—	nm	(0.06)	—	nm

Adjusted Earnings Per Share from Continuing Operations	$0.91	$0.81	12.3%	$3.93(2)	$3.67	7.1%

(1)	Represents an income tax benefit from the revaluation of a deferred tax liability on our Premier Truck Group investment.

(2) Earnings per share amounts may not sum due to rounding.

PENSKE AUTOMOTIVE GROUP, INC.

Consolidated Non-GAAP Reconciliations
(Unaudited)

The following table reconciles reported net income to earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the three and twelve months ended December 31, 2016 and 2015:

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
			Increase/			Increase/
	2016	2015	(Decrease)	2016	2015	(Decrease)
(Amounts in Millions)
Net Income	$82.7	$71.3	16.0%	$346.4	$330.4	4.8%
Add: Depreciation	22.9	20.3	12.8%	89.7	78.0	15.0%
Other Interest Expense	23.6	20.4	15.7%	85.4	69.4	23.1%
Income Taxes	32.3	29.8	8.4%	160.7	158.0	1.7%
(Income)/Loss from Discontinued Operations, net of tax	(0.1)	2.4	nm	1.0	3.5	(71.4%)

EBITDA	$161.4	$144.2	11.9%	$683.2	$639.3	6.9%

nm – not meaningful